UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2018

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Depomed Royalty Agreement

On August 2, 2018, PDL Investment Holding, LLC (PDLIH), a subsidiary of PDL BioPharma, Inc. (the Company), entered into Amendment No. 1 (the Amendment) to the Royalty Purchase and Sale Agreement (the Royalty Agreement), dated as of October 18, 2013, among PDLIH (as assignee from the Company), Depomed, Inc. (Depomed) and Depo DR Sub, LLC.

Pursuant to the Amendment, PDLIH purchased all of Depomed’s remaining interests in royalty payments and milestones payable on sales of type 2 diabetes products licensed by Depomed for up to $20 million. Prior to the Amendment, and under the original Royalty Agreement, the Company would have been required to share future royalties equally with Depomed after total cash received by PDLIH reached $481 million, or two times PDL’s original investment. Under terms of the amendment, PDLIH has made an initial payment of $10 million to Depomed. An additional $10 million will be payable if Depomed meets certain conditions specified in the amendment.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 7.01 Regulation FD Disclosure.

On August 2, 2018, the Company issued a press release regarding the Amendment. A copy of the press release is furnished hereto as Exhibit 99.1.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information, including the Exhibit, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

Cautionary Statements
This filing, the press release and the Company’s statements herein and in the attached press release contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding expectation of payments or revenues in respect of royalty assets, realizing the benefits of our investment in the Depomed transaction or financial or operational performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this filing and in the attached press release should be evaluated together with the many uncertainties that affect the business of the Company and its markets, particularly those discussed in the risk factors and cautionary statements contained in the Company's annual report filed with the SEC on March 16, 2018, as well as subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
Chief Executive Officer

Dated: August 2, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release